UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 9, 2007

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 9, 2007, Esterline Technologies Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. (the “Underwriter”). The Underwriting Agreement provides for the sale of 3,450,000 shares of the Company’s common stock at a public offering price of $55.00 per share. The transactions contemplated by the Underwriting Agreement are expected to close on or around October 12 , 2007. The common stock is being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-117905), filed on August 3, 2004 (the “Registration Statement”) and declared effective by the Securities and Exchange Commission on August 25, 2004, as supplemented by a final prospectus supplement dated October 9, 2007, and the Company’s related registration statement on Form S-3 (File No. 333-146576), filed and immediately effective on October 9, 2007.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement among Jefferies & Company, Inc. and Esterline Technologies Corporation

99.1	Information relating to Item 14 – Other Expenses of Issuance and Distribution, of the Registration Statement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: October 11, 2007	By:	/s/ Robert D. George
		Name:	Robert D. George
		Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement among Jefferies & Company, Inc. and Esterline Technologies Corporation

99.1	Information relating to Item 14 – Other Expenses of Issuance and Distribution, of the Registration Statement